Exhibit 10.32

BUILDING LEASE

         This indenture, made this 5th day of September, 1997, by and between C.
H. Young, Trustee, and Mary M. Young, Trustee, hereinafter called the lessor, and ACI Telecentrics, Incorporated, a Minnesota corporation, hereinafter called the lessee.

             Witnesseth:

         The lessor, for and in consideration of the covenants and agreements hereinafter contained to be kept and performed by the lessee, does hereby demise and lease to the lessee and the lessee does hereby hire and take from the lessor the premises, together with improvements thereon (hereinafter the premises), located at 202 North Main, in the City of Valentine, County of Cherry, State of Nebraska, and described as Lots 17 and 18, Original Town of Valentine, Cherry County, Nebraska.

To have and to hold the premises hereby demised together with the rights, easements, and appurtenances thereto belonging to the lessee, its successors, and its assigns, on the following terms and conditions:

1. Term and use. The term of this lease shall be for a period of 120 months commencing on November 15, 1997 , and shall continue to and include November 14, 2007, unless extended or sooner terminated as hereinafter provided. The lessee may not use the premises for any unlawful use. The lessee further acknowledges that it has inspected the premises and accepts the premises in an "as is" condition.

2. Rent. (a) Fixed rent. The lessee shall pay to the lessor as and for fixed rent (fixed rent) for the premises the amount of $420,000, payable $3,500 per month, which amount shall be paid on the first day of each month during the term hereof. The fixed rent shall be payable at the office of the lessor at the address on the signature page of this lease, or such other place as is designated by the lessor.

In the event of any fractional months occurring during the term of this lease, the lessee shall pay rent on a pro rata basis calculated on the ratio of the actual number of days of possession by the lessee to the total days in the month in question.

(b) Additional rent. As and for additional rent (additional rent), the lessee shall pay all costs and expenses of any nature or kind whatsoever attributable to the premises during the term of this lease. These costs and expenses, if applicable, shall include but are not necessarily limited to the following: utilities (that is, gas, water, electric, and so forth); maintenance of the premises, including but not necessarily limited to snow removal, sweeping of sidewalks, painting, window cleaning, glass replacement, repair and upkeep of roof, repair and upkeep of heating, airconditioning, and ventilation systems, and repair and upkeep of plumbing and electrical systems; real estate taxes for the premises and special assessments payable therewith prorated during the term of this lease; all improvements placed on the premises by the lessee; and all insurance premiums relative to the premises. It is specifically contemplated and understood by the parties that by the terms of this section 2(b), the lessor will not incur any financial responsibility relative to the premises during the term of this lease.


3. Possession. Except as herein provided, the lessor shall deliver possession of the premises in the condition required by this lease on or before the date hereabove specified for commencement of the term, subject to unavoidable delays beyond the lessor's control, but delivery of possession

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prior to such commencement date shall not affect the expiration date of this lease. If the premises shall not be available to the lessee for occupancy on the first day of the term, the lessor shall not be liable to the lessee for damages, but a pro rata part of the rent shall be abated until the premises are ready for occupancy. The taking of possession of the premises by the lessee shall be conclusive evidence that the premises are in the agreed condition at the commencement of the lease term.

4. Unlawful use. The lessee agrees not to commit or permit any act to be performed on the premises or any omission to occur that will be in violation of any statute, regulation, or ordinance of any governmental body, that will increase the insurance rate on the building, or that will be in violation of any insurance policy carried on the premises by the lessor. The lessee shall not disturb other occupants of the building by making any undue noise or otherwise and shall not do or permit to be done in or about the premises anything that will be dangerous to life or limb.

     4.1. Environmental provisions.

         (a) Lessor's representations. To the best of lessor's knowledge after reasonable inquiry, lessor represents and warrants as follows:

              (i) No claim, lawsuit, agency proceeding, or other legal quasi-legal or administrative challenge has been brought concerning the property, the operation of the property, or the existence of any hazardous substances thereon during lessor's period of ownership.

              (ii) Lessor has not used the property for any industrial or commercial operation that utilizes hazardous substances. Owner is not aware of any such prior use of the property.

              (iii) Lessor has not spilled, discharged, released, deposited, or emplaced any hazardous substance on the property, whether in containers or other impoundments, or directly in the lands or waters of the property. Lessor is not aware of any such substances in or on the property.

              (iv) Lessor has not installed or affixed any asbestos-containing materials in the structures on the property.

              (v) Lessor has not affixed or installed any electrical transformers, fluorescent light fixtures or other electrical equipment containing PCBs in the property.

              (vi) Lessor has not installed any storage tanks, barrels, sumps, impoundments, or other containers or equipment (movable or fixed) for the containment of hazardous substances in any part of the property.

              (vii) No governmental entity has served upon lessor any notice claiming any violation of any statutes, ordinance, or regulations or noting the need for any repair, construction, alteration, or installation with respect to the property and hazardous substances or radon, requiring any change in the means or methods of those conducting operation thereon.

         (b) Lessee's right to inspect. The lessee has been entitled to make an environmental assessment by complete inspection and investigation of the premises, either individually or by utilizing a third party. The lessee has determined the premises to be free of hazardous substances.

         (c) Maintenance.

              (i) Lessee shall, at its expense, maintain and return the premises free of any

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         contamination or damage by or from any hazardous substances.

              (ii) Lessee shall not, without written consent of lessor, use, maintain, or dispose of hazardous substances on the premises.

     (d) Release. Lessee hereby waives, releases, and discharges forever lessor from all present and future claims, demands, suits, legal and administrative proceedings, and from all liability for damages, losses, costs, liabilities, fees, and expense, present and future, arising out of or in any way connected with lessor's use, maintenance, or operation of the premises prior to the commencement of this lease term, any current condition of the environmental contamination on the premises or the present existence of hazardous substances on the premises, however they came to be placed thereon.

     (e) Response. The parties may wish to decide prior to the lease on the appropriate cleanup and/or legal response in case of contamination.

5. Lessor's access. The lessor, its employees, and its agents shall have the right to enter the premises at all reasonable times for the purpose of inspection, cleaning, repairing, altering, or improving the premises or to exhibit the premises to prospective tenants, purchasers, or other. Nothing in this section shall be interpreted as requiring the lessor to perform any such acts independent of the requirements of the other provisions of this lease. The lessor shall also be permitted to enter the premises for the purpose of posting notices of nonresponsibility for alterations, additions, and repairs.

6. Improvements, alterations, and remodeling. The lessee shall be permitted to perform the improvements, alterations, or remodeling on or to the premises as set forth in exhibit B, attached hereto and made a part hereof; provided, however, that they shall be done at the sole expense of the lessee. Any other improvements, alterations, and remodeling shall be performed only with the written consent of the lessor.

The lessor shall not be permitted to make any improvements or alterations to the premises without the written consent of the lessee, except however, the lessor may make repairs to the premises without the written consent of the lessee in the event it reasonably appears that the lessee has failed to make the repairs and when the continued failure to so repair will result in a substantial diminution of the value of the lessor's reversionary interest in the premises. The cost of any such repairs made by the lessor pursuant to this paragraph may be charged to the lessee as additional rent.

7. Care of premises. All care, maintenance, and repair of the premises shall be the sole responsibility of the lessee and shall be performed at the discretion and expense of the lessee. In the event any such care, maintenance, or repair is performed by the lessor or its designees, the lessor shall be entitled to reimbursement therefor pursuant to the provisions contained in section 2 hereof.

8. Warranties of title and quiet possession. The lessor covenants that the lessor has full right to make this lease subject to the terms hereof, and the lessee shall have quiet and peaceful possession of the premises during the term hereof as against the acts of all parties claiming title to, or a right to the possession of, the premises.

9. Assignment and subletting. The lessee may not assign or hypothecate this lease or sublet the premises or any part thereof, whether by voluntary act, operation of law, or otherwise, without the prior written consent of the lessor in each instance. Consent by the lessor to one assignment of this lease or to one subletting of the premises shall not be a waiver of the lessor's rights under this lease as to any subsequent assignment or subletting. The lessor's rights to assign this lease

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are and shall remain unqualified. No assignment shall release the lessee of any of its obligations under this lease.

10. Eminent domain. If the premises are taken by any public authority under the power of eminent domain or sold to any public authority pursuant to threat of eminent domain, the lessee shall receive a proportionate share of the damages it has suffered for the loss of the remainder of its lease. These damages shall be mutually agreeable to the governmental authorities exercising the power of eminent domain, to the lessor, and to the lessee. In the event that there is not mutuality of agreement, the division of the damages shall be determined by arbitration.

11. Fire and other casualty. If fire or other casualty shall render the premises untenantable, this lease shall terminate forthwith, and any prepayments of rent shall be refunded by the lessor pro rata; provided, however, that if the premises can be repaired within ninety (90) days from the date of such event, then at the lessor's option, by notice in writing to the lessee, mailed within thirty (30) days after such damage or destruction, this lease shall remain in full effect, but the rent for the period during which the premises are untenantable shall be abated pro rata.

12. Insurance. It shall be the responsibility of the lessee to assure that the premises are covered by hazard and public liability insurance policies. The hazard insurance policies shall insure the premises against loss or damage by fire and other perils as required by the Nebraska Standard Fire Insurance Policy and extended coverage endorsements. Property damage shall be insured against in the amount of $300,000.00. The public liability insurance policy shall provide coverage at least in the amount of $1,000,000.00 per incident. The payment of the premiums therefor shall be made by the lessee as additional rent, and in the event the lessee chooses to maintain the current policies, a proration as of the commencement of the term of this lease of any prepaid premiums shall be made. The lessee shall at the request of the lessor provide proof of insurance coverage required by this section.

13. Surrender. On the last day of the term of this lease or on the sooner termination thereof, the lessee shall peaceably surrender the premises in good condition and repair, reasonable wear and tear excepted, consistent with the lessee's duty to make repairs as provided in section 6 hereof. On or before the last day of the term of this lease or the sooner termination thereof, the lessee shall at its expense remove all of its equipment from the premises, and any property not removed shall be deemed abandoned. All alterations, additions, and fixtures, other than the lessee's equipment, which have been made or installed by either the lessor or the lessee on the premises shall remain as the lessor's property and shall be surrendered with the premises as a part thereof. If the premises are not surrendered at the end of the term or on the sooner termination thereof, the lessee shall indemnify the lessor against any loss or liability resulting from delay by the lessee in so surrendering the premises, including without limitation claims made by any succeeding tenant founded on such delay. The lessee shall promptly surrender all keys for the premises to the lessor at the place then fixed for payment of rent and shall inform the lessor of combinations on any locks and safes on the premises. In no event shall the lessee be deemed to have abandoned the premises or this lease during the terms hereof unless the lessee first obtains the express permission of the lessor. The provisions of this section shall survive the termination of this lease.

14. Holding over. In the event that the lessee remains in possession of the premises after the expiration of this lease without the execution of a new lease, it shall be deemed to be occupying the premises as a tenant from month to month, subject to all the conditions, provisions, and obligations of this lease insofar as they can be applicable to a month-to-month tenancy.

15. Nonpayment of rent; defaults. On the occurrence of any of the following: (a) a rent payment from the lessee to the lessor shall be and remain unpaid in whole or part for more than thirty (30) days after it is due and payable; (b) the lessee's violation or default in any of the other covenants, agreements, stipulations, or conditions herein, and such violation or default shall continue for a period of thirty days after written notice from the lessor of such violation or default; or (c) if the lessee shall become insolvent or have appointed a receiver of its property; then it shall be optional for the lessor to declare this lease forfeited and the terms ended and to reenter the premises.

16. Default of lessor. The lessor shall not be deemed to be in default under this lease until the lessee has given the lessor written notice specifying the nature of the default and unless the lessor does not cure the default within thirty (30) days after the receipt of the notice or within such reasonable time thereafter as may be necessary to cure the default where it is of such a character as to reasonably require more than thirty (30) days to cure.

17. Covenants to hold harmless. Except in the case of the negligence of the lessor, its agents, or its employees, the lessee agrees to save, hold harmless, and defend the lessor against any liability for damages to any person or property in or about the premises. The lessor shall not be liable to the lessee, its agents, employees, representatives, customers, or invitees for any personal injury, death, or damage to property caused by theft, burglary, water, gas, electricity, fire, or for any other cause occurring on or about the premises. All property kept, stored, or maintained in the premises shall be so kept, stored, or maintained at the sole risk of the lessee. The lessee agrees to promptly pay all sums of money in respect to labor, services, materials, supplies, or equipment furnished or alleged to have been furnished to the lessee in or about the premises.

18. Waiver of subrogation. The lessor and the lessee hereby mutually waive as against each other any claim or cause of action for any loss, cost, damage, or expense as a result of the occurrence of perils covered by the Nebraska Standard Fire Insurance Policy and extended coverage endorsements.

19. Mechanic's liens. The lessee hereby covenants and agrees that the lessee will not permit or allow any mechanic's or materialman's liens to be placed on the lessor's interest in the premises during the term hereof. Notwithstanding the previous sentence, however, in the event any such lien shall be so placed on the lessor's interest, the lessee shall take all steps necessary to see that it is removed within thirty (30) days of its being filed; provided, however, that the lessee may contest any such lien provided the lessee first post a surety bond, in favor of and insuring the lessor, in an amount sufficient to remove the lien pursuant to the terms of the Nebraska lien laws.

20. No partnership, joint venture, or fiduciary relationship created hereby. Nothing contained in this lease shall be interpreted as creating a partnership, joint venture, or relationship of principal and agent between the lessor and the lessee, it being understood that the sole relationship created hereby is one of landlord and tenant.

21. Cumulative rights. No right or remedy herein conferred on or reserved to the lessee or the lessor is intended to be exclusive of any other right or remedy hereof provided by law, but each shall be cumulative in and in addition to every other right or remedy given herein or not or hereafter existing at law or in equity or by statute.

22. Reasonable consent. Whenever the lessor's or the lessee's consent shall be required herein, such approval or consent shall not be arbitrarily or unreasonably conditioned, delayed, or withheld and shall be deemed to have been given, unless within twenty (20) days of the request therefor, the lessor or the lessee as appropriate, notifies the requesting party that the lessor or the lessee, as appropriate, is denying such approval or consent, stating in such notice the reasonable ground therefor.

23. Further assurances. In addition to any other information which may reasonably be requested, either party shall without charge, at any time and from time to time hereafter, within ten (10) days

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after written request for the same, certify by written instrument duly executed and acknowledged to any person, firm, or corporation specified in such request:

     (a) Whether this lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;
     (b) The validity and force and effect of this lease, in accordance with its tenor as then constituted;
     (c) The existence of any default thereunder;
     (d) The existence of any offsets, counterclaims, or defenses there to on the part of such other party; and
     (e) The commencement and expiration dates of the term of this lease.

Any such certificate may be relied on by the party who requested it and by any other person, firm, or corporation to whom it may be exhibited or delivered, and the contents of the certificate shall be binding on the party executing it.

24. Notices. All communications, demands, notices, or objections permitted or required to be given or served under this lease shall be in writing and shall be deemed to have been duly given or served if delivered in person to the other party or its duly authorized agent or if deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested, or if telegraphed, by prepaid telegram, and addressed to the other party to this lease, to the address set forth next to that party's signature at the end of this lease, or if to a person not a party to this lease, to the address designated by a party to this lease in the foregoing manner. Any party may change its address by giving notice in writing, stating its new address, to any other party as provided in the foregoing manner. Commencing on the tenth
(lOth) day after the giving of notice, the newly designated address shall be that party's address for the purpose of all communications, demands, notices, or objections permitted or required to be given or served under this lease.

25. Successors and assigns. This lease shall be binding on and shall inure to the benefit of the parties hereto and their respective assigns, executors, heirs, personal representatives, and successors.

26. Subordination. The lessee agrees that at the lessor's election this lease shall be subordinate to any land lease, mortgages, or trust deeds now on or placed on the premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof. The lessee hereby appoints the lessor as its attorney-in-fact to execute such documents as may be required to accomplish such subordination.

27. Brokerage fees. Each party hereto warrants that it has not incurred any real estate brokerage fees, finders' fees, loan brokerage fees, or any other fees to any third party in connection with this lease other than those listed by each party in a n attached list marked Exhibit A. Each party shall be liable for any such fees incurred by such party.

28. Amendment, modification, or waiver. No amendment, modification, or waiver of any condition, provision, or term of this lease shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or by its duly authorized representative, and specifying with particularity the extent and nature of such amendment, modification, or waiver. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default.

29. Severable provisions. Each provision, section, sentence, clause, phrase, and word of this lease is intended to be severable. If any provision, section, sentence, clause, phrase, or word hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the

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validity of the remainder of this lease.

30. Entire agreement. This lease contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all proper agreements and understandings between the parties with respect to such subject matter. No representations, warranties, undertakings, or promises, whether oral, implied, written, or otherwise, have been made by either party hereto to the other unless expressly stated in this lease or unless mutually agreed to in writing between the parties hereto after the date hereof, and neither party has relied on any verbal representations, agreements, or understandings not expressly set forth herein.

31. Captions, headings, or titles. All captions, headings, or titles in the paragraphs or sections of this lease are inserted for convenience of reference only and shall not constitute a part of this lease as a limitation of the scope of the particular paragraphs or sections to which they apply.

32. Reference to gender. Where appropriate, the feminine gender may be read as the masculine gender or the neuter gender; the masculine gender may be read as the feminine gender or the neuter gender; and the neuter gender may be read as the masculine gender or the feminine gender.

33. Nebraska law. This lease shall be construed and enforced in accordance with the laws of the state of Nebraska.

34. LB 775. All sales and use tax refunds payable pursuant to the Nebraska Employment and Investment Growth Act ("LB 775") for construction of the improvements pursuant to Section 6 hereof and the payment of sales and use taxes for the purchase or lease of tangible personal property in conjunction with the construction of the improvements shall be paid to lessee, whether paid directly by the State of Nebraska to lessee, or is such amounts are initially paid to lessor, such amounts will be remitted by lessor to lessee. All applicable Nebraska state and local use taxes will be paid by lessor and lessor's contractors and subcontractors. Lessor will contractually rquire all its contractors and subcontractors to pay such taxes. Lessor shall appoint lessor's contractors and subcontractors as agents to purchase the tangible personal property (such as building materials) to be incorporated into the Building. The appointment shall be made by having lessor enter into purchasing agent appointment agreements with lessor's contractors and subcontractors before such property is purchased by lessor's contractors and subcontractors. This purchasing agent appointment agreement shall be in such form as is necessary for purposes of LB 775. Lessor shall keep sufficient written records to establish the payment to the State of Nebraska of all Nebraska state and local sales and use taxes paid by lessor and lessor's contractors and subcontractors on tangible personal property incorporated into the Building.

In witness whereof, the parties hereto have executed this lease the day and year first above written.

/s/ C.H. YOUNG                           ACI TELECENTRICS, INCORPORATED
C. H. YOUNG, TRUSTEE, LESSOR             LESSEE

/s/ MARY M. YOUNG                        /s/ STEVEN A. KAHN
MARY M. YOUNG, TRUSTEE, LESSOR


Lessors' address: 143 North Main,        Lessee's Address: 3100 West Lake St.
                  Valentine, NE 69201                      Suite 300
                                                           Minneapolis, MN 55416


STATE OF NEBRASKA        )
                          ) ss.
COUNTY OF CHERRY         )

         The foregoing instrument was acknowledged before me on September 9, 1997, by C. H. Young, Trustee, and Mary M. Young, Trustee.


                                        ----------------------------------
                                        NOTARY PUBLIC

STATE OF MINNESOTA    )
                       ) ss.
COUNTY OF HENNEPIN    )

       The foregoing instrument was acknowledged before me on September 5, 1997, by Steven A. Kahn, Vice President of ACI Telecentrics, Incorporated, a Minnesota corporation, on behalf of said corporation.


                                        ----------------------------------
                                        NOTARY PUBLIC